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                                                                      EXHIBIT 10







CONTACT: River Oaks Partnership Services, Inc.
         (888) 349-2005 (toll free)

FOR IMMEDIATE RELEASE

         DENVER, COLORADO, September 27, 2001. As previously announced, AIMCO/Bethesda Holdings Acquisitions, Inc., and AIMCO Properties, L.P. are tendering for units of limited partnership interest in Oxford Residential Properties I Limited Partnership, subject to the terms of their Offer to Purchase, as supplemented. AIMCO/Bethesda Holdings Acquisitions, Inc., and AIMCO Properties, L.P. have extended the expiration time of their offer. The expiration time for the tender offer has been extended by seven hours to midnight, Eastern time, on Friday, September 28, 2001. The offer was previously scheduled to expire at 5:00 p.m., Eastern time, on September 28, 2001.

         AIMCO/Bethesda Holdings Acquisitions, Inc., and AIMCO Properties, L.P. reported, based on information provided by the Information Agent for the offer, that as of the close of business on September 26, 2001 approximately 554 units (or 2.30% of the units outstanding) had been tendered pursuant to the offer.

         For further information, please contact River Oaks Partnership Services, Inc. at (888) 349-2005 (toll free), which is acting as the Information Agent for the offer.